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                                                           EXHIBIT 10.11

                                 PENSION PLAN

                                      FOR

              NON-EMPLOYEE DIRECTORS OF LUCENT TECHNOLOGIES INC.

                         (Adopted ____________, 1996)
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                    PENSION PLAN FOR NON-EMPLOYEE DIRECTORS
                          OF LUCENT TECHNOLOGIES INC.

                               TABLE OF CONTENTS


SECTION 1. STATEMENT OF PURPOSE                           1

SECTION 2. DEFINITIONS                                    1

SECTION 3. ADMINISTRATION                                 3

SECTION 4. NON-EMPLOYEE DIRECTOR BENEFITS                 5

     1.  Participation                                    5

     2.  Mandatory Retirement Age                         5

     3.  Eligibility                                      6

          a.  Service Benefit                             6

          b.  Disability Benefit                          6

     4.  Benefits Amounts                                 6

          a.  Service Benefit                             6

          b.  Disability Benefit                          7

          c.  Payment Periods                             7

          d.  Duration of Payments                        7

SECTION 5.  GENERAL PROVISIONS                            8

SECTION 6.  PLAN MODIFICATION                            10
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SECTION 1. STATEMENT OF PURPOSE

     The purpose of the Pension Plan for Non-Employee Directors of Lucent Technologies Inc. is to provide pension payments pursuant to the terms and conditions of this Plan to non-employee members of the Company's Board of Directors who formerly were members of the Board of Directors of AT&T and with respect to whom the Company assumed, pursuant to the Employee Benefits Agreement, liability for benefits under the Pension Plan for AT&T Non-Employee Directors. No person who was not a "Participant" in the AT&T Plan (as defined in the AT&T Plan) prior to the Closing Date or who becomes a director of the Company after the Closing Date shall accrue any benefits under this Plan.

SECTION 2.  DEFINITIONS

     "AT&T" means AT&T Corp., a New York Corporation.

     "AT&T Plan" means the Pension Plan for AT&T Non-Employee Directors as it existed on the Closing Date.
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     "Board" means the Company's Board of Directors.

     "Closing Date" has the meaning assigned by the Separation and Distribution Agreement.

     "Committee" means the committee appointed by the Company to administer or arrange for the administration of the Plan (and which also administers the Pension Plan).

     "Company" means Lucent Technologies Inc., a Delaware corporation, or its successors.

     "Disability Benefit" has the meaning assigned by Section 4(d) of the Plan.

     "Employee Benefits Agreement" means the Employee Benefits Agreement dated as of February 1, 1996, between AT&T and the Company.

     "Mandatory Retirement Age" means the retirement age for Non-Employee Directors established from time to time by the Board.












































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     "Non-Employee Director" means a member of the Board who is not an employee of the Company or any of its affiliates or a director of AT&T.

     "Participant" means an individual who is a member of the Company's Board of Directors on the Closing Date and was, at any time prior to that date, a "Participant" in the AT&T Plan (as such term is defined therein).

     "Pension Act" means the Employee Retirement Income Security Act of 1974 (ERISA) as it may be amended from time to time.

     "Pension Plan" means the Company's Management Pension Plan.

     "Plan" means this Pension Plan for Non-Employee Directors.

     "Retainer" means $30,000.

















































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     "Separation and Distribution Agreement" means the Separation and
Distribution Agreement among AT&T, NCR Corporation and the Company dated as of February 1, 1996.

     "Service" means the aggregate service of a Non-Employee Director as a Participant in the AT&T Plan and as a Non-Employee Director of the Company.

     "Service Benefit" has the meaning assigned by Section 4(a) of the Plan.

     The use in the Plan of personal pronouns of the masculine gender is intended to include both the masculine and feminine genders.

     The use in the Plan of singular or plural nouns is intended to have individual or collective meaning as applicable to the context as used therein and is in no way to be construed narrowly or such as to limit the Plan or any of its provisions.

SECTION 3.  ADMINISTRATION














































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     1.   The Company shall be considered the Sponsor of the Plan as that term is defined in the Pension Act. The Company shall appoint the Committee to administer the Plan. The Committee shall have the administrative responsibilities set forth below.

     2. The Committee shall have the specific powers elsewhere herein granted to it and shall have such other powers as may be necessary in order to enable it to administer the Plan, except for powers herein specifically granted or provided to be granted to others.

     3. The procedures for the adoption of by-laws and rules of procedure for the employment of a Secretary and assistants with authority relating to claims of Participants, shall be the same as the procedures set forth in the Pension Plan. The Secretary is hereby designated as agent for service of legal process with respect to any claims arising under the Plan.

















































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     4.   The Committee shall grant or deny claims for benefits under the Plan and shall authorize disbursements according to the Plan. Adequate notice, pursuant to applicable law and prescribed Company practices, shall be provided in writing to any Participant whose claim has been denied setting forth the specific reasons for such denial.

     5. The review and appeal procedures for claims for entitlements under the Plan shall be the same as those procedures set forth in the Pension Plan.

     6. The Committee shall determine conclusively for all parties all questions arising in the administration of the Plan, and any decision of such Committee shall not be subject to further review.

     7. The expenses of the Committee in administering the Plan shall be borne by the Company.

     8. The Company and the Committee are each a named fiduciary as that term is used in the Pension Act with














































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respect to the particular duties and responsibilities herein provided to be allocated to each of them.

     9. The Company may allocate responsibilities for the operation and administration of the Plan consistent with the Plan's terms. The Company and other named fiduciaries may designate in writing other persons to carry out their respective responsibilities under the Plan and may employ persons to advise them with regard to any such responsibilities.

     10. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

SECTION 4.  NON-EMPLOYEE DIRECTOR BENEFITS

     1. Mandatory Retirement Age. Each Non-Employee Director, whether or not a Participant in the Plan, shall cease to be eligible for continued service on the Board no later than the date of the annual meeting of shareholders next following the date on which such Non-Employee Director attains the Mandatory Retirement Age.













































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     2.   Eligibility.

          a) Service Benefit. Subject to the provisions set forth elsewhere in this Plan, a Participant who has a minimum of five (5) years of Service shall be fully vested in the right to receive a Service Benefit pursuant to Section 4 of the Plan.

          b) Disability Benefit. In the event a Participant becomes disabled, as defined according to the terms of the Pension Plan (except for provisions requiring a specified number of years of employment for eligibility), before becoming fully vested in the right to receive a Service Benefit, the Board, in its sole discretion, may authorize the payment of a Disability Benefit pursuant to Section 4.4(b) of this Plan. The Board may require the Participant to furnish from time to time proof of continued disability.

     4.   Benefit Amounts.

          a) Service Benefit. The Service Benefit of each Participant who ceases to be a member of the Board












































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     after the Closing Date shall equal the amount of the Retainer, payable annually in a lump sum each January (for the applicable year, in advance) following commencement of benefits, as specified in subparagraph 4(d) below.

          b) Disability Benefit. At the full discretion of the Board, Disability Benefit payments for eligible Participants shall be paid in an amount and pursuant to the same terms and conditions as are set forth in
     Section 4.4(a) of this Plan, or in such other amounts, terms and conditions as determined by the Board.

          c) Payment Periods. Service Benefits and Disability Benefits payable under this Section 4 of the Plan shall commence at such time as is specified in subparagraph 4(d) below and be payable annually in a lump sum each January of the year for which paid or at such other periods as the Committee may determine in each case. The Service Benefit and any Disability Benefit payable under this Plan shall not be duplicative of the benefits, if any, payable to a














































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     Participant under the AT&T Plan, which benefits shall be a complete offset to any benefit payable under this Plan. The Committee may, as a prerequisite to the commencement of a Service Benefit or Disability Benefit for any Participant under this Plan, obtain a written acknowledgment, in a form reasonably satisfactory to the Committee, that such benefits represent a complete satisfaction of any benefits which such Participant may have accrued under the AT&T Plan.

          d) Duration of Payments. Except as may be otherwise determined by the Company, Service Benefits and Disability Benefits granted under this
     Section 4 of the Plan shall commence on the January next following the later of the date of each Participant's seventieth (70) birthday (whether actual termination of service occurred prior to age 70 or at such other time as is herein provided for payment of a Disability Benefit) or the date on which the Participant ceases to be a member of the Board, and shall continue only to the death of such Participant, at which time all benefit entitlements under this Plan shall cease.















































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SECTION 5.  GENERAL PROVISIONS

     1.  Effective Date.  This Plan is effective on the date of its adoption.

     2. Right to Benefits. Subject to the provision of Section 5.3 below, all Participants who have satisfied the eligibility provision contained in
Section 4.3 above, whether or not currently receiving benefits under the Plan, shall have nonforfeitable and noncancellable rights in all benefits provided pursuant to this Plan.

     3. Forfeiture of Benefits. Notwithstanding eligibility or right to benefits of a Participant under any provision or paragraph of the Plan, all benefits for which a Participant would be otherwise eligible hereunder may be forfeited, at the discretion of the Board, if such Participant (i) engages in misconduct in connection with the Participant's service on the Board (as determined by the Board); (ii) without the Company's consent becomes associated with, employed by or renders services to, or owns















































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an interest in, any business that is competitive with the Company or with any business with which the Company has a substantial interest (other than as a shareholder with a nonsubstantial interest in such business) as determined by the Board; or (iii) engages in activity in conflict with or adverse to the interests of the Company under the standards of the Company's non-competition guideline and as determined by the Board.

     4. Assignment or Alienation. Assignment or alienation of any and all benefits under the Plan will not be permitted or recognized except as otherwise required by law.

     5. Determination of Eligibility. In all questions relating to eligibility for any benefit hereunder the decision of the Committee based upon the Plan and upon the records of the Company and insofar as permitted by applicable law, shall be final.

     6. Method of Payment. Payments under the Plan shall be made in the same manner as set forth under the Pension Plan. All benefits payable pursuant to the Plan shall be













































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paid from Company operating expenses or through the purchase of insurance from an insurance company, as the Company may determine.

     7. Amounts Accrued Prior to Death. Benefit amounts accrued but not actually paid at the time of death of a Participant shall be paid in a lump sum within sixty (60) days of the Participant's death in accordance with the standards and procedures under the Pension Plan.

     8. Payments to Others. Benefits payable to a Participant unable to execute a proper receipt may be paid to other person(s) in accordance with the standards and procedures set forth in the Pension Plan.

     9. Damage Claims or Suits. Should any Participant in the Plan commence litigation against the Company or any successor thereof regarding the alleged violation by the Company or any successor of the nonforfeitability, non-cancellation and vesting provisions of the Plan, the Company or any successor which is the defendant in any such lawsuit shall pay all costs and expenses (including attorney fees)














































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of any such Participant unless (1) the court in which the litigation is filed or any higher court to which an appeal is taken finds the Company or successor to be without liability on material substantive issues raised in the lawsuit or (2) the lawsuit is frivolous in nature.




























































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SECTION 6.  PLAN MODIFICATION.

     The Board may from time to time make changes in the Plan and the Board may terminate the Plan as it deems appropriate, without notice to Participants. In addition, the Senior Vice President - Human Resources of the Company (or any successor to that officer's responsibilities) with the concurrence of the Senior Vice President and General Counsel of the Company (or any successor to that officer's responsibilities) shall be authorized to make minor or administrative amendments to the Plan, as well as amendments required by applicable federal or state law (or authorized or made desirable by such statutes). Such amendments or termination shall not affect the rights of any Participant without his written consent, to any Disability or Service Benefit under the Plan to which such participant may have previously become entitled prior to the effective date of such amendment or termination.


















































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